Exhibit 10.1

EXECUTION VERSION

J.P. MORGAN SECURITIES LLC

$350,000,000

Dynacast International LLC

Dynacast Finance Inc.

9.25% Senior Secured Second Lien Notes due 2019

Purchase Agreement

July 12, 2011

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Dynacast International LLC, a Delaware limited liability company (the “Company”), and Dynacast Finance Inc., a Delaware corporation (“Finance Co” and together with the Company, the “Issuers”), propose to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $350,000,000 principal amount of their 9.25% Senior Secured Second Lien Notes due 2019 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of July 19, 2011 (the “Indenture”) among the Issuers, KDI Holdings Inc., a Delaware corporation (the “Parent Guarantor”), the guarantors listed in Schedule 2 hereto (the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”) and Union Bank, N.A., as trustee (the “Trustee”), and will be guaranteed on a senior secured basis by each of the Guarantors (the “Guarantees”).

The Notes are being issued in connection with the acquisition (the “Acquisition”) by Kenner & Company, Inc, Kenner Equities IV, L.P. and Kenner Equity Management, LLC and certain other investment funds (collectively, the “Sponsor”) of all of the outstanding share capital of each of Dynacast Holdings Limited, Dynacast US 1 LLC (formerly Melrose US 1 LLC), Dynacast Singapore Holdings Pte Ltd (formerly Melrose Singapore Holdings Pte Ltd), Melrose Spain S.L. (to be renamed Dynacast Parent Spanish Holding Company, S.L.), Dynacast (UK) Limited and Melrose Beteiligungs und Verwaltungs GmbH (to be renamed Dynacast Beteiligungs und Verwaltungs GmbH) (such entities collectively, the “Dynacast Entities”) pursuant to a share purchase agreement, dated as of June 5, 2011 (as amended from time to time, the “Share Purchase Agreement”), with Melrose PLC, Melrose Overseas Holdings Limited and Melrose UK 4 Limited (formerly Dynacast Investments Limited (collectively, the “Seller”). As used herein, the term “Securities” shall include the Guarantees, unless the context otherwise requires.

On the Closing Date (as defined below), simultaneously with the consummation of the Acquisition, each Subsidiary Guarantor shall execute and deliver a joinder agreement (the “Joinder Agreement”) substantially in the form attached hereto as Exhibit A, whereby each Subsidiary Guarantor will agree to observe and fully perform all of the rights, obligations and liabilities contemplated herein as if it were an original signatory hereto. The representations, warranties, authorizations, acknowledgements, covenants and agreements of the Subsidiary Guarantors under this Agreement shall not become effective until the execution by each of them of the Joinder Agreement, at which time such representations, warranties, authorizations, acknowledgements, covenants and agreements shall become effective as if made on the date hereof pursuant to the terms of the Joinder Agreement.

As described in the Time of Sale Information (as defined below) and the Offering Memorandum (as defined below), the proceeds from the issuance and sale of the Securities shall be used, together with (x) borrowings under the Company’s new $100.0 million senior first lien credit facility (the “Senior Secured Credit Agreement”) dated as of the Closing Date among the Issuers, the Guarantors, J.P. Morgan Securities LLC, as arranger, book manager and documentation agent, Macquarie Capital (USA) Inc., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “First Lien Agent”), and JPMorgan Chase Bank, N.A., as issuing bank and swingline lender, and (y) certain equity financings, to finance the Acquisition.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Issuers and the Guarantors have prepared a preliminary offering memorandum dated July 5, 2011 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Issuers, the Guarantors and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuers to the Initial Purchasers pursuant to the terms of this Agreement. Each Issuer hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (the “Registration Rights Agreement”), pursuant to which the Issuers and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

The obligations under the Securities and the Guarantees will be secured on a second lien basis by liens on substantially all assets (the “Collateral”) of the Issuers and the Guarantors, subject to certain exceptions, as more particularly described in the Time of Sale Information and the Offering Memorandum, and documented by a security agreement dated as of the Closing Date (the “Security Agreement”) and other instruments evidencing or creating a security interest (collectively, the “Security Documents”) in favor of Union Bank, N.A., as collateral agent (in such capacity, the “Second Lien Collateral Agent”), for its benefit and the benefit of the Trustee and the holders of the Securities.

In addition, the Second Lien Collateral Agent, for its benefit and for the benefit of the Trustee and the holders of the Securities, will enter into the Intercreditor Agreement, dated the Closing Date, with JPMorgan Chase Bank, N.A. in its capacity as First Lien Agent, for its benefit and the benefit of the holders of the First Lien Obligations (as defined in the Indenture), the Trustee and the Company.

The Issuers and the Parent Guarantor hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities.

(a) The Issuers agree to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.25% of the principal amount thereof plus accrued interest, if any, from July 19, 2011 to the Closing Date. The Issuers will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Issuers and the Parent Guarantor understand, and on the Closing Date upon execution and delivery of the Joinder Agreement, each of the Subsidiary Guarantors understand that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees with the Parent Guarantor and the Issuers and, after execution and delivery of the Joinder Agreement, the Subsidiary Guarantors, that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Issuers and the Parent Guarantor, and on the Closing Date upon execution and delivery of the Joinder Agreement, the Subsidiary Guarantors and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f)(i) and 6(g), counsel for the Issuers and the Guarantors and counsel for the Initial

Purchasers, respectively, may rely upon (i) the accuracy of the representations and warranties of the Initial Purchasers, and (ii) compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto) and paragraph (d) below with respect to their affiliates, and each Initial Purchaser hereby consents to such reliance.

(d) The Issuers and the Parent Guarantor and, to the extent applicable, on the Closing Date upon execution and delivery of the Joinder Agreement, the Subsidiary Guarantors, jointly and severally with the Issuers and the Parent Guarantor acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser, provided that, such offers and sales are made in compliance with the terms of this Agreement.

(e) The Issuers and the Parent Guarantor and, to the extent applicable, on the Closing Date upon execution and delivery of the Joinder Agreement, the Subsidiary Guarantors, jointly and severally acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Issuers, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Issuers, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuers and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Issuers or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Issuers, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Issuers, the Guarantors or any other person.

2. Payment and Delivery.

(a) Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005 at 10:00 A.M., New York City time, on July 19, 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuers to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuers. The final form of Global Note will be made available for inspection by the Representative not later than the time mutually agreed for the pre-closing inspection of the closing documentation by Initial Purchaser’s counsel and Issuer’s counsel, on the business day prior to the Closing Date.

3. Representations and Warranties of the Issuers and the Guarantors. The Issuers and the Parent Guarantor, jointly and severally, represent and warrant as of the Time of Sale and at the Closing Date, and the Subsidiary Guarantors jointly and severally with the Issuers and the Parent Guarantor represent and warrant at the Closing Date upon execution and delivery of the Joinder Agreement, in each case, to each Initial Purchaser (it being understood that prior to the execution and delivery of the Joinder

Agreement, all representations and warranties of the Issuers with respect to the Dynacast Entities and their respective subsidiaries (collectively, the “Dynacast Business”) are made to the knowledge of each Issuer and the Parent Guarantor, after due inquiry) as follows:

(a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b) Additional Written Communications. The Issuers and the Guarantors (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not authorized, approved, used or referred to and will not authorize, approve, use or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuers and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication. Any information in an Issuer Written Communication that is not otherwise included in the Time of Sale Information and the Offering Memorandum does not conflict with the information in the Time of Sale Information or the Offering Memorandum.

(c) Financial Statements. The financial statements and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position of the Dynacast Business on a combined basis as of the dates indicated and the results of the Dynacast Business’ operations and the changes in the Dynacast Business’ cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby the other financial information included in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Dynacast Business and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information in all material respects, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Time of Sale Information and the Offering Memorandum.

(d) No Material Adverse Change. Since the date of the most recent financial statements of the Dynacast Business included in each of the Time of Sale Information and the Offering Memorandum (i) there has not been any change in the capital stock (other than (i) issuances of equity awards to certain members of management of the Dynacast Entities with respect to up to 5.5% of the common stock of Dynacast International Inc. on a fully-diluted basis and purchases of shares of common stock of Dynacast International Inc. having an aggregate initial value of $1 million and (ii) issuances of equity relating to the pre-closing intercompany restructuring by Seller of the Dynacast Entities while they were still under the control of Seller) or long-term debt of the Dynacast Entities or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Dynacast Entities or any of their respective subsidiaries on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets and liabilities, taken as a whole, financial position or results of operations of the Dynacast Business taken as a whole; (ii) none of the Issuers, the Guarantors or their respective subsidiaries has entered into any transaction or agreement that is material to the Dynacast Business taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Dynacast Business taken as a whole; and (iii) none of the Dynacast Entities or any of their respective subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of (i), (ii) and (iii) as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum.

(e) Organization and Good Standing. Each of the Issuers, the Guarantors and their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, assets and liabilities, taken as a whole, financial position or results of operations the Issuers, the Guarantors and their respective subsidiaries taken as a whole or on the performance by the Issuers and the Guarantors of their obligations under this Agreement, the Joinder Agreement, the Securities and the Guarantees (a “Material Adverse Effect”). The subsidiaries listed in Schedule 3 to this Agreement will be the only subsidiaries of the Dynacast Entities, as of the Closing Date.

(f) Capitalization. At the Closing Date after giving effect to the Transactions, the Company will have an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization” in the “Pro Forma” column; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than restrictions on transfer under United States securities laws.

(g) Due Authorization. Each Issuer and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, to the extent a party hereto, the Securities, the Joinder Agreement, to the extent a party thereto, the Indenture (including each Guarantee set forth therein), the Exchange Securities (including the related Guarantees), the Registration Rights Agreement, the Senior Secured Credit Agreement, the Intercreditor Agreement and each of the Security Documents (collectively, the “Transaction Documents”), to the extent as party thereto, and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(h) The Indenture. The Indenture has been duly authorized by each Issuer and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each Issuer and each of the Guarantors enforceable against each Issuer and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(i) The Securities and the Guarantees. The Securities have been duly authorized by the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each Issuer enforceable against each Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j) The Exchange Securities. On the Closing Date, the Exchange Securities (including the related Guarantees) will have been duly authorized by each Issuer and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers, as issuer, and each of the Guarantors, as guarantor, enforceable against the Issuers and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by each Issuer and the Parent Guarantor; and the Registration Rights Agreement has been duly authorized by each Issuer and each Guarantor and on the Closing Date will be duly executed and delivered by each Issuer and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each Issuer and each of the Guarantors enforceable against each Issuer and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(l) Joinder Agreement. Immediately after the consummation of the Acquisition, the Joinder Agreement will have been duly and validly authorized by the Subsidiary Guarantors and will have been duly executed and delivered by the Subsidiary Guarantors.

(m) Other Transaction Documents. Each of the Senior Secured Credit Agreement, the Intercreditor Agreement, the Security Agreement and the additional Security Documents has been duly authorized by the Issuers and the Guarantors party thereto and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuers and the Guarantors party thereto enforceable against the Issuers and the Guarantors party thereto in accordance with its terms, subject to the Enforceability Exceptions.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(o) No Violation or Default. None of the Dynacast Entities, the Issuers or their respective subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and, no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Dynacast Entity, the Issuers or any of their respective subsidiaries is a party or by which the Dynacast Entities, the Issuers or any of their respective subsidiaries is bound or to which any of the property or assets of the Dynacast Entities, the Issuers or any of their respective subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by each Issuer and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by each Issuer and each Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than liens securing the notes and the Senor Secured Credit Agreement) upon any property or assets of the Issuers, the Parent Guarantor, the Dynacast Entities or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuers, the Parent Guarantor, the Dynacast Entities or any of their respective subsidiaries is a party or by which the Issuers, the Parent Guarantor, the Dynacast Entities or any of their respective subsidiaries is bound or to which any of the property or assets of the Issuers, the Parent Guarantor, the Dynacast Entities or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Issuers, the Parent Guarantor, the Dynacast Entities or any of their respective subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority is required for the execution, delivery and performance by each Issuer and each Guarantor of each of the Transaction Documents to which each is a party, the issuance and delivery of the Securities (including the Guarantees) and compliance by each Issuer and each Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations or other orders and registrations or filings (1) the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect and (2) as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (ii) with respect to the Exchange Securities (including the related Guarantees) under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement, and (iii) filings necessary to perfect liens and security interests created by the Transaction Documents.

(r) Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations (to the best knowledge of the Issuers and the Guarantors), actions, suits or proceedings pending to which the Issuers, the Parent Guarantor, the Dynacast Entities or any of their respective subsidiaries is or may be a party or to which any property of the Issuers, the Parent Guarantor, the Dynacast Entities or any of their respective subsidiaries is or may be the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of each Issuer and each Guarantor, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(s) Independent Accountants. Deloitte LLP, who have certified certain financial statements of the Dynacast Business are independent public accountants with respect to Dynacast and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

(t) Title to Real and Personal Property. The Issuers, the Parent Guarantor, the Dynacast Entities and/or their respective subsidiaries, as applicable, have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to their respective businesses, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Issuers, the Parent Guarantor, the Dynacast Business or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Title to Intellectual Property. The Issuers, the Parent Guarantor, the Dynacast Business own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as now conducted and currently expected to be conducted (“IP Rights”); and the conduct of their respective businesses will not conflict with any such rights of others, and the Issuers, the Guarantors and their respective subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others (“IP Claims”), except for any issues involving IP Rights or IP Claims which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) No Undisclosed Relationships. As of the Closing Date, no relationship, direct or indirect, will exist between or among the Issuers, the Parent Guarantor, the Dynacast Entities or their respective subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Issuers, the Parent Guarantor, the Dynacast Entities or their respective subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(w) Investment Company Act. Neither the Issuers nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x) Taxes. The Issuers, the Parent Guarantor, the Dynacast Entities and their respective subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Issuers, the Parent Guarantor, the Dynacast Entities or their respective subsidiaries or any of their respective properties or assets, except for any failures to file returns or pay taxes or any tax deficiencies which would not, individually or in the aggregate, have a Material Adverse Effect.

(y) Licenses and Permits. (i) The Issuers, the Parent Guarantor, the Dynacast Entities and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, and (ii) except as described in each of the Time of Sale Information and the Offering Memorandum, none of the Issuers, the Parent Guarantor, the Dynacast Entities or their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except, in the case of (i) and (ii) above, where the failure to possess any licenses, certificates, permits and other authorizations or make a declarations or filing with, the appropriate federal, state, local or foreign governmental or regulatory authorities would not, individually or in the aggregate, have a Material Adverse Effect.

(z) No Labor Disputes. No labor disturbance by or dispute with employees of the Dynacast Entities or any of their respective subsidiaries exists or, to the knowledge of the Issuers and each of the Guarantors, is contemplated or threatened and neither the Issuers nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Dynacast Business’ principal suppliers, contractors or customers, except any of the foregoing as would not have a Material Adverse Effect.

(aa) Compliance With Environmental Laws. Except as described in the Time of Sale Information and the Offering Memorandum as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Issuers, the Parent Guarantor, Dynacast and its respective subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances, wastes, pollutants or contaminants, including petroleum (including crude oil and any fraction thereof) and petroleum products (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances, wastes, pollutants or contaminants, including petroleum (including crude oil and any fraction thereof) and petroleum products, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; and (ii)(x) there are no proceedings that are pending, or that are known by Dynacast to be contemplated, against Dynacast or any of its subsidiaries under any Environmental Laws, and (y) the Issuers, the Parent Guarantor, Dynacast and its respective subsidiaries are not aware of any event or condition, including the release or threat of release of hazardous or toxic substances, wastes, pollutants or contaminants, including petroleum (including crude oil and any fraction thereof) and petroleum products, that currently are or would reasonably be expected to result in non-compliance with costs or liability under any Environmental Law.

(bb) Compliance With ERISA. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which Dynacast or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (excluding any “multiemployer plan”, within the meaning of Section 3(37) of ERISA) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to a Plan, no failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (v) neither Dynacast nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to a Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA)).

(cc) Accounting Controls. The Dynacast Business maintains systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the best knowledge of the Issuers and the Guarantors, there are no material weaknesses or significant deficiencies (as such terms are defined in Rule 1-02 of Regulation S-X) in the Dynacast Business’ internal controls.

(dd) Insurance. The Issuers, the Parent Guarantor, the Dynacast Entities and their respective subsidiaries have insurance covering their respective properties and businesses, which insurance is in amounts and insures against such losses and risks, as are customary for businesses in similar industries; and none of the Issuers, the Parent Guarantor, the Dynacast Entities or their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires) or to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that is not reasonably likely to result in a Material Adverse Effect.

(ee) No Unlawful Payments. None of the Issuers, the Parent Guarantor, the Dynacast Entities or their respective subsidiaries nor, to the knowledge of each Issuer and each of the Guarantors, any director, officer, agent, employee or affiliate of the Issuers, the Parent Guarantor, the Dynacast Entities or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended or the Bribery Act 2010 of the United Kingdom; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff) Compliance with Money Laundering Laws. The operations of the Issuers, the Parent Guarantor, the Dynacast Entities and their respective subsidiaries are and have been conducted at all times in the past five years in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers, the Parent Guarantor, any Dynacast Entity or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuers and the Guarantors, threatened.

(gg) Compliance with OFAC. None of the Issuers, the Parent Guarantor, the Dynacast Entities or their respective subsidiaries or, to the knowledge of each of the Issuers and the Guarantors, any director, officer, agent, employee or affiliate of the Issuers, the Parent Guarantor, the Dynacast Entities or their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Issuers will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh) Solvency. On and immediately after the Closing Date, the Company and each of its subsidiaries (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value in a normal course, orderly sale process) of the assets of the Company and its subsidiaries is not less than the total amount required to pay the liabilities of the Company and its subsidiaries, respectively, on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and its subsidiaries are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company and its subsidiaries are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) the Company and its subsidiaries are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Dynacast Business is engaged; and (v) neither the Issuers nor the Dynacast Entities or their respective subsidiaries is a defendant in any civil action that would result in a judgment that the Issuers and the Dynacast Entities or their respective subsidiaries are or would become unable to satisfy.

(ii) Co-Issuer. Finance Co. is a newly formed subsidiary of the Company with no subsidiaries and no assets or operations other than assets or operations incidental to maintaining its corporate existence and was formed solely to permit Finance Co. to co-issue the Securities.

(jj) No Restrictions on Subsidiaries. None of the Dynacast Entities or any of their respective subsidiaries is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Issuers, from making any other distribution on such entity’s capital stock or similar ownership interest, from repaying to the Issuers any loans or advances to such entity from an Issuer or from transferring any of such entity’s properties or assets to an Issuer or any other subsidiary of an Issuer.

(kk) No Broker’s Fees. None of the Issuers, the Parent Guarantor, the Dynacast Entities or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ll) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(mm) No Integration. None of the Issuers, the Parent Guarantor or the Dynacast Entities nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(nn) No General Solicitation or Directed Selling Efforts. None of the Issuers or the Dynacast Entities or any of their respective affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(oo) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) and Section 1(d) (as it relates to their affiliates complying with Section 1(b)) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(pp) No Stabilization. Neither the Issuers nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(qq) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuers as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss) Liens and Security Interests in Personal Property. The Security Agreement, when executed and delivered, will be effective to create in favor of the Second Lien Collateral Agent for the benefit of the holders of Notes, the Second Lien Collateral Agent and the Trustee, a valid and enforceable second priority security interest in the Collateral and upon the filing of Uniform Commercial Code financing statements in appropriate form and with the appropriate governmental authorities and filing offices (including payments of all necessary fees and taxes), such security interest in the Collateral will constitute a perfected security interest in the Collateral to the extent such perfection can be obtained upon the taking of such actions and to the extent such matter is governed by the laws of the U.S. or a jurisdiction therein, subject only to Permitted Liens (as defined in “Description of notes”) and other liens permitted under the covenant described in “Description of notes — Certain covenants — Liens.”

(tt) Transfer of Collateral. The Issuers and the Guarantors collectively own, have rights in or have the power to transfer rights in the Collateral, free and clear of any Liens (as defined under the caption “Description of notes” in the Time of Sale Information and the Offering Memorandum) other than (i) the security interests granted pursuant to the Security Documents and (ii) Liens expressly permitted to exist on the Collateral under the Indenture or the Intercreditor Agreement.

4. Further Agreements of the Issuers and the Guarantors. The Issuers and the Parent Guarantor, jointly and severally, covenant and agree, and on the Closing Date upon execution and delivery of the Joinder Agreement, each of the Subsidiary Guarantors jointly and severally with the Issuers and the Parent Guarantor covenant and agree with each Initial Purchaser that:

(a) Delivery of Copies. The Issuers will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum, the Issuers will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Representative reasonably objects.

(c) Additional Written Communications. Before using, authorizing, approving or referring to any Issuer Written Communication, the Issuers and the Guarantors will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) Notice to the Representative. The Issuers will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Issuers of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuers will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Issuers will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance of the Offering Memorandum. If at any time prior to the first to occur of 180 days from the date hereof and the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Issuers will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with applicable law.

(g) Blue Sky Compliance. The Issuers will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Issuers nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, each Issuer and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuers or any of the Guarantors and having a tenor of more than one year other than the Exchange Securities.

(i) Use of Proceeds. The Issuers will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds”.

(j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each Issuer and each of the Guarantors will, during any period in which the Issuers are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k) DTC. The Issuers will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(l) No Resales by the Issuer. The Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Issuers or any of their affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. None of the Issuers, the Parent Guarantor, the Dynacast Entities or their respective subsidiaries nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n) No General Solicitation or Directed Selling Efforts. None of the Issuers or the Dynacast Entities or any of their respective affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons will comply with the offering restrictions requirement of Regulation S.

(o) No Stabilization. Neither Issuer nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(p) Post Closing Obligation. The Issuers shall have taken such actions, or caused such actions to be taken, in order to evidence the valid pledge and delivery of the equity interests of KDI Acquisition LLC in KDI Luxembourg SARL, no later than 15 days after the Closing Date or such later date as reasonably agreed to by the Representative.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees with the Issuers and the Parent Guarantor and, on and after the Closing Date upon execution and delivery of the Joinder Agreement, with the Subsidiary Guarantors that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by each Issuer and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Issuers and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuers, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any Dynacast Entity or any of its subsidiaries, the Securities or any other debt or preferred stock issued or guaranteed by the Issuers or the Guarantors by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Issuers or the Guarantors (other than an announcement with positive implications of a possible upgrading).

(c) No Material Adverse Change. No event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Issuers and of each Guarantor who has specific knowledge of such Issuer’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Section 3(b) hereof is true and correct, (ii) confirming that the other representations and warranties of the Issuers and the Guarantors in this Agreement are true and correct in all material respects, unless such representations and warranties are qualified by materiality in which case they shall be true and correct as set forth herein and that the Issuers and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder in all material respects at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte LLP shall have furnished to the Representative, at the request of the Issuers, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Opinion and 10b-5 Statement of Counsel for the Issuers and Guarantors. (i) Hughes Hubbard & Reed LLP, counsel for the Issuers, shall have furnished to the Representative, at the request of the Issuers, their written opinion and 10b-5 statement dated the Closing Date and addressed to the Initial Purchasers in form and substance reasonably satisfactory to the Representative.

(g) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(i) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing (or substantially equivalent status, where applicable) of each Issuer, the Parent Guarantor and each of the other Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j) Senior Secured Credit Agreement. On of before the Closing Date, the Representative shall have received evidence that the Company and the Guarantors have entered into the Senior Secured Credit Agreement on terms consistent in all material respects with the description in the Time of Sale Information and the Offering Memorandum.

(k) Acquisition. The Acquisition shall have been consummated substantially concurrently with the Closing Date on terms in all material respects consistent with the description in the Time of Sale Information and the Offering Memorandum.

(l) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Issuers and each of the Guarantors.

(m) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(n) Security Documents. The Trustee and Second Lien Collateral Agent shall have received the Security Agreement and all other certificates, agreements or instruments necessary to perfect the Second Lien Collateral Agent’s security interest in all of the Collateral, including but not limited to, stock certificates accompanied by instruments of transfer and stock powers undated and endorsed in blank and Uniform Commercial Code financing statements in appropriate form for filing; each such document shall be executed by the Company and each other party thereto, and each such document shall be in full force and effect and the Second Lien Collateral Agent shall have received reasonably satisfactory evidence that all of the liens on the Collateral other than Permitted Liens have been released. The Initial Purchasers shall also have received (i) certified copies of Uniform Commercial Code lien searches of a recent date listing all effective financing statements, lien notices or comparable documents that name Dynacast, the Issuers or the Guarantors as debtor and that are filed in those state jurisdictions in which such entity is organized and such other searches that the Initial Purchasers deem necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Agreement (other than Permitted Liens) and (ii) acceptable evidence of payment or arrangements for payment by Dynacast, the Issuers or the Guarantors, as applicable, of all applicable recording taxes, fees, charges, costs and expenses required for recording documents pursuant to the Security Agreement.

(o) Intercreditor Agreement. At the Closing Date, the Issuers, the Guarantors, the Second Lien Collateral Agent, the First Lien Agent and the Trustee shall have entered into the Intercreditor Agreement, and the Representative shall have received counterparts, conformed as executed, thereof.

(p) Joinder Agreement. At the Closing Date, the Subsidiary Guarantors shall have entered the Joinder Agreement, and the Representative shall have received counterparts, conformed as executed, thereof.

(q) Additional Documents. On or prior to the Closing Date, the Issuers and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers, such compliance to be conclusively evidenced by the payment for the Securities by the Initial Purchasers on the Closing Date.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Issuers and the Parent Guarantor, jointly and severally, agree and, upon execution and delivery of the Joinder Agreement, each of the Subsidiary Guarantors jointly and severally with the Issuers and the Parent Guarantor agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and agents and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use therein.

(b) Indemnification of the Issuers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless (i) as of the date hereof, each Issuer and the Parent Guarantor and, upon execution and delivery of the Joinder Agreement, each of the Subsidiary Guarantors, (ii) each of the respective directors and officers of each Issuer and the Parent Guarantor and, upon execution and delivery of the Joinder Agreement, of each Subsidiary Guarantor and (iii) each person, if any, who controls the Issuers and the Parent Guarantor and, upon execution and delivery of the Joinder Agreement, any of the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any

amendment or supplement thereto), it being understood and agreed that the only such information consists of: the first sentence of the third paragraph, the fourth and fifth sentences of the eleventh paragraph and the thirteenth paragraph under the section entitled “Plan of distribution”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to paragraph (a) or (b) above that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Issuers, the Guarantors, their respective directors and officers and any control persons of the Issuers and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment, but only to the extent indemnity would otherwise be required hereunder. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such

Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person (which in the case of the Subsidiary Guarantors shall not be until following the execution of the Joinder Agreement) as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Parent Guarantor and, upon execution and delivery of the Joinder Agreement, the Subsidiary Guarantors, on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers and the Parent Guarantor and, upon execution and delivery of the Joinder Agreement, the Subsidiary Guarantors, on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Parent Guarantor and, upon execution and delivery of the Joinder Agreement, the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuers from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Issuers and the Parent Guarantor, and upon execution and delivery of the Joinder Agreement, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Issuers or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9. Defaulting Initial Purchaser.

(a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non defaulting Initial Purchasers or the Issuers may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuers or the Guarantors, except that the Issuers and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuers and the Parent Guarantor, jointly and severally, and upon execution and delivery of the Joinder Agreement each of the Subsidiary Guarantors, jointly and severally with the Issuers and the Parent Guarantor, agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuers’ and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including up to $10,000 for the related fees and expenses of counsel for the Initial Purchasers); (vi) fees and expenses related to the creation, documentation and perfection of any security interests in the Collateral in respect of the Securities, including the related fees, disbursements and other charges of legal counsel; (vii) any fees charged by rating agencies for rating the Securities; (viii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (ix) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (x) all expenses incurred by the Issuers in connection with any “road show” presentation to potential investors (including 50% of the cost of any jointly used chartered aircraft).

(b) If (i) this Agreement is terminated pursuant to clauses (i), (ii), or (iii) of Section 8, (ii) the Issuers for any reason fail to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, each Issuer and the Parent Guarantor jointly and severally agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuers, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuers and the Parent Guarantor and, upon the execution and delivery of the Joinder Agreement, the Subsidiary Guarantors or the Initial Purchasers.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14. Miscellaneous.

(a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212)-270-1063); Attention: Ken Lang. Notices to the Issuers and the Guarantors shall be given to them at Dynacast International, 14045 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 25277, (fax: (704) 927-2782); Attention: Simon J. Newman and Adrian Murphy, with a copy to Kenner & Company, Inc., 437 Madison Avenue, 36th Floor, New York, NY 10022.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, DYNACAST INTERNATIONAL LLC

By:	/s/ Jeffrey L. Kenner
Name: Jeffrey L. Kenner Title: President

DYNACAST FINANCE INC.

By:	/s/ Jeffrey L. Kenner
Name: Jeffrey L. Kenner Title: President

DYNACAST INTERNATIONAL, INC.

By:	/s/ Jeffrey L. Kenner
Name: Jeffrey L. Kenner Title: President

Accepted:

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.

By:	/s/ Kenneth A. Lang
Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount
J.P. Morgan Securities LLC	$210,000,000
Macquarie Capital (USA) Inc.	$140,000,000

Total	$350,000,000

Schedule 2

Subsidiary Guarantor	Jurisdiction of Organization
Dynacast US Holdings, Inc. (“Dynacast US Holdings”)	Delaware

Dynacast US 1 LLC (“Dynacast US1”)	Delaware

Dynacast Inc. (“DI”)	Delaware

Dynacast Manufacturing Inc. (“MFG”)	Delaware

KDI Acquisition LLC (“KDI Acquisition”)	Delaware

Schedule 3

Subsidiaries of the Dynacast Entities

Dynacast US Holdings Inc.

Dynacast Inc.

Dynacast Manufacturing Inc.

Dynacast Espana SA

Dynacast Singapore 1 Pte Ltd

Dynacast (Singapore) Pte Ltd

Dynacast Österreich GmbH

Dynacast Loz Doo (Slovenia)

Dynacast Italia SRL

Dynacast Korea Ltd

Shanghai Dynacast Automotive Castings Ltd

Shanghai Dynacast Electronic Components Ltd

Dongguan Dynacast Precision Automotive Components Ltd

New Dynacast De Mexico SA de SV

Dynacast Melaka Sdn Bhd

Sundaram Dynacast Ltd

Dynacast Beteiligungs GmbH

Dynacast Deutschland GmbH & Co KG

Petcin France SA

Dynacast Holdings SAS

Dynacast Canada Inc.

Dynacast France SAS

Dynacast (AH1) Ltd

Dynacast Verwaltungs GmbH

Fishercast Ltd (Canada)

Fishercast UK Ltd

ANNEX A

a.	Additional Time of Sale Information

1.	Term sheet containing the terms of the securities, substantially in the form of Annex B.

Annex A-1

ANNEX B

Supplement, dated July 12, 2011 to Preliminary Offering Memorandum dated July 5, 2011	Strictly confidential

DYNACAST INTERNATIONAL LLC

DYNACAST FINANCE INC.

9.25% Senior Secured Second Lien Notes due 2019

This Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum (as supplemented through and including the date hereof, the “Preliminary Offering Memorandum”). The information in this Supplement supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933 and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Notes

Aggregate Principal Amount:	$350,000,000, which represents a decrease of $25,000,000 from the amount reflected in the Preliminary Offering Memorandum

Gross Proceeds:	$350,000,000

Title of Securities:	9.25% Senior Secured Second Lien Notes due 2019

Final Maturity Date:	July 15, 2019

Issue Price:	100.000% plus accrued interest, if any, from July 19, 2011

Coupon:	9.25%

Yield to Maturity:	9.25%

Spread to Benchmark Treasury:	+ 680 bps

Benchmark Treasury:	3.625% due August 15, 2019

Ratings:	B2 (Moody’s) / B (S&P)

Interest Payment Dates:	January 15 and July 15

First Interest Payment Date:	January 15, 2012

Annex B-1

Optional Redemption:

Until July 15, 2015, in whole or in part, at a price equal to 100% of the principal amount thereof, plus the “Applicable Premium” as described in the Preliminary Offering Memorandum, plus accrued and unpaid interest, if any, to the date of redemption.

From and after July 15, 2015, at the prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, to but not including the redemption date, if redeemed during the 12 month period beginning on July 15 of each of the years indicated below:

Date	Price
2015	104.625%

2016	102.313%

2017 and thereafter	100.000%

Optional Redemption with Equity Proceeds:	In addition, prior to July 15, 2014, up to 35% of the notes at a redemption price equal to 109.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon.

Change of Control:	Putable at 101% of principal, plus accrued and unpaid interest.

CUSIP/ISIN Numbers:	144A CUSIP: 26779Y AA7 Reg S CUSIP: U26739 AA7 144A ISIN: US26779YAA73 Reg S ISIN: USU26739AA79

Distribution:	144A/Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

Trade Date:	July 12, 2011

Settlement:

T+5 on July 19, 2011

By virtue of the fact that the notes initially settle in T+5, purchasers of the notes who wish to trade the notes prior to July 19, 2011 may need to specify alternate settlement arrangements and should consult their advisors.

Initial Purchasers:	J.P. Morgan Securities LLC Macquarie Capital (USA) Inc.

Denominations/Multiple:	2,000 x 1,000

Changes from Preliminary Offering Memorandum:

The Preliminary Offering Memorandum is hereby modified to reflect the following change in all instances:

•	the term loan facility under the Company’s senior credit facilities has been increased to $50,000,000 from $25,000,000.

Annex B-2

The “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” table on page 16 of the Preliminary Offering Memorandum is hereby modified to reflect the following changes:

•	Interest income for the quarter ended April 4, 2010 and April 3, 2011 of $0.3 million and $0.2 million are replaced with ($0.3) and ($0.2), respectively;

•	EBITDA amounts for the quarter ended April 4, 2010 and April 3, 2011 of $15.5 million and $21.6 million are replaced with $14.9 million and $21.2 million, respectively; and

•	Adjusted EBITDA amounts for the quarter ended April 4, 2010 and April 3, 2011 of $20.5million and $21.4 million are replaced with $19.9 million and $21.0 million, respectively.

Clause (1) of the second paragraph under “Certain covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” in the section entitled “Description of notes” has been amended and restated to read as follows:

“(1) the incurrence of Indebtedness under Credit Facilities by the Issuers or any of the Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount when taken together with any amounts outstanding to a Receivables Subsidiary in a Qualified Receivables Transaction equal to the greater of (x) $100.0 million and (y) the maximum amount of First Lien Secured Debt that can be incurred such that the First Lien Leverage Ratio determined on a pro forma basis after giving effect to the incurrence thereof (assuming full borrowing of any revolving loans) is no greater than 1.25 to 1.00, outstanding at any one time, less the sum of all principal payments on Indebtedness outstanding under this clause (1) that are required to be paid in accordance with clause 1(a) of the third paragraph of the covenant described under “Repurchase at the option of holders—Asset sales”;

The first two paragraphs under “Proprietary multi-slide technology” in the section entitled “Business” has been amended and restated to read as follows:

“We have been developing our proprietary multi-slide technology since 1936. Our multi-slide machines are currently manufactured only in our German facility. In order to protect our technology, a strategic decision was made in 1968 to discontinue selling our machines externally, keeping technology innovations out of the public domain. Since we acquired the Techmire technology in 2007, we sell a small number of Techmire machines each year only to original equipment manufacturers and existing Techmire customers.

While our proprietary multi-slide technology is unpatented, we believe it would be challenging for anyone to replicate it, as the technology has been built on decades of experience. We do have certain patents on our Techmire technology.”

Annex B-3

The definition of “Change of Control” in the section entitled “Description of notes” has been amended and restated to read as follows:

““Change of Control” shall be deemed to have occurred if:

(a) parent at any time ceases to own 100% of the Equity Interests of the Company;

(b) at any time a change of control occurs under any Material Indebtedness;

(c) (x) prior to an IPO, any Person or group (within the meaning of Section 13(d)(3) of Section 14(d)(2) of the Exchange Act, or any successor provision) other than a Permitted Holder shall (i) beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), or to have the power to vote or direct the voting of, Voting Stock of parent representing a majority of the voting power of the total outstanding Voting Stock of parent or (ii) beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) Equity Interests representing a majority of the total economic interests of the Equity Interests of parent; and (y) upon and following an IPO, a Person (within the meaning of Section 13(d)(3) of Section 14(d)(2) of the Exchange Act, or any successor provision) other than a Permitted Holder shall (i) beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), or to have the power to vote or direct the voting of, Voting Stock of parent representing more than 35% of the voting power of the total outstanding Voting Stock of parent, or (ii) beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) Equity Interests representing more than 35% of the total economic interests of the Equity Interests of parent;

(d) upon and following an IPO, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of parent (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of parent, which members comprising such majority were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of parent;

(e) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the Assets of the Issuers and its Subsidiaries, taken as a whole, to a Person other than one or more of the Permitted Holders; or

(f) the adoption of a plan relating to the liquidation or dissolution of the Company.

For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.”

Annex B-4

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees with the Issuers and Parent Guarantor, and on the Closing Date upon execution and delivery of the Joinder Agreement, with the Subsidiary Guarantors, that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Issuers.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

Annex C-1

(c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees with the Issuers, and on the Closing Date upon execution and delivery of the Joinder Agreement, with the Subsidiary Guarantors, that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers or the Guarantors; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Issuers that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

Annex C-2

Exhibit A

FORM OF JOINDER AGREEMENT

___________, 2011

J.P. MORGAN SECURITIES LLC

MACQUARIE CAPITAL (USA) INC.

c/o J.P. Morgan Securities LLC

As Representative of the several

Initial Purchasers named in Schedule 1 to the Purchase Agreement,

383 Madison Avenue

New York, New York 10179

Reference is hereby made to that purchase agreement (the “Purchase Agreement”) dated as of July 12, 2011 among Dynacast International LLC, a Delaware limited liability company (the “Company”) and Dynacast Finance Inc., a Delaware Corporation, the Parent Guarantor (as defined in the Purchase Agreement) and the Initial Purchasers relating to the issuance and sale to the Initial Purchasers of $350,000,000 aggregate principal amount of 9.25% Senior Notes due 2019 (the “Notes”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

In connection with the Acquisition, the undersigned have guaranteed the Notes. This Joinder Agreement is being executed and delivered by the undersigned on the date of the consummation of the Acquisition, after giving effect to the Acquisition.

1. Joinder. Each of the undersigned hereby acknowledges that it has received a copy of the Purchase Agreement and acknowledges and agrees with the Initial Purchasers that by its execution and delivery hereof it shall (i) join and become a party to the Purchase Agreement; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements applicable to such party as set forth in and in accordance with the terms of the Purchase Agreement; and (iii) perform all obligations and duties as required of it in accordance with the Purchase Agreement. Each of the undersigned hereby represents and warrants that the representations and warranties set forth in the Purchase Agreement applicable to such party are true and correct on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of the date hereof (except that representations and warranties made as of a particular date were true and correct on and as of such particular date).

2. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

3. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

4. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

Exhibit A-1

5. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, THE TERMS AND CONDITIONS SET FORTH HEREIN AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Exhibit A-2

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered in New York, New York, by its proper and duly authorized officer as of the date set forth above.

[EACH GUARANTOR]

By:
Name: Title:

Exhibit A-3